Exhibit 10.1

Execution Version

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”) is made effective as of December 30, 2022 (the “Effective Date”), by and between PDS Biotechnology Corporation, a Delaware corporation (the “Company”), and Merck KGaA, Darmstadt, Germany, a corporation with general partners organized under German law (the “Investor”).

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor are entering into a License Agreement dated as of the Effective Date (the “License Agreement”) under which the Company is licensing certain technology from the Investor;

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the License Agreement provides that, among other things, the Company will issue to the Investor shares of common stock, par value $0.00033 per share (the “Common Stock”), of the Company upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Issuance of Shares.

1.1. Shares; Number of Shares. In consideration of the licenses and rights granted to the Company under the License Agreement, and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Investor set forth herein, the Company hereby agrees to issue to the Investor, and the Investor hereby agrees to acquire from the Company, such number of shares of the Common Stock (the “Shares”) equal to the quotient of US $5,000,000.00 divided by the closing price of a share of the Common Stock on the Nasdaq Capital Market on the Effective Date, rounded down to the nearest whole share. The Company shall not issue to Investor any number of shares that would exceed four point ninety-nine percent (4.99%) of the total outstanding shares in the Company.

1.2. Closing; Delivery of Shares. The issuance of the Shares shall take place on the Effective Date, remotely via the exchange of documents and signatures, or at such other time, date and place as the Company and the Investor mutually agree upon in writing (which time and place are designated as the “Closing”). On or before the Closing, the Company will cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue the Shares to the Investor and to hold the Shares in book-entry form for the account of the Investor. The book entry for the Shares will be subject to a stop transfer order reflecting such the transfer restrictions referred to in Sections 3.4 and 3.5 of this Agreement. At the Closing, the Company will deliver to Investor a copy of Company’s irrevocable instructions to its Transfer Agent for the Common Stock instructing such Transfer Agent to register the issuance of the Shares to the Investor via book-entry.

2.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would, individually or in the aggregate, have a material adverse effect upon the general affairs, business, management, properties, operations, financial condition or results of operations of the Company. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

Execution Version

2.2. Valid Issuance of Shares. The Shares to be issued hereunder by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will be free and clear of all liens (except for restrictions on transfer imposed by applicable securities laws or contained herein) and the holder thereof will not be subject to personal liability by reason of being such holder.

2.2. Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

3.1. Authorization. This Agreement has been duly authorized, executed and delivered by the Investor, and constitutes a valid, legal and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

3.2. Purchase Entirely for Own Account. The Investor is acquiring the Shares for investment, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.4. Restricted Securities. The Investor understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered under the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.5. Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

Execution Version

4. Miscellaneous.

4.1. Entire Agreement; Amendments; Waivers. This Agreement, together with the License Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other prior or contemporaneous written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled. This Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

4.2. Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the non-assigning party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

4.4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

4.5. Counterparts. This Agreement may be executed and delivered by facsimile, by electronic mail attaching a portable document file (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com). This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

4.6. Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

4.7. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party.

4.8.   Rule 144; Registration Statement. The Investor understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Investor acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, promulgated pursuant to the Securities Act (“Rule 144”), and that the Investor has been advised that Rule 144 permits resales under certain circumstances. The Investor understands that to the extent that Rule 144 is not available, the Investor will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.  The Company shall (i) make and keep available adequate current public information, as those terms are defined in Rule 144; (ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) furnish to the Investor forthwith upon request (a) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 and (b) such other information as may be reasonably requested to avail the Investor of any rule or regulation of the Commission that permits the selling of the Shares without registration.  Following expiration of the 180-day lock up period under the License Agreement (the “Lockup Period”), the Company shall promptly (within two (2) business days) have its legal counsel deliver an opinion to the Transfer Agent requesting removal of the stop transfer order and restrictive legend(s) appended to Investor’s book-entry statement(s). If, after the expiration of the Lockup Period, the Shares are not available for resale under Rule 144, the Company shall prepare and file, as promptly as practicable, with the Commission a registration statement of the Company filed under the Securities Act that covers the resale of the Shares for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the Commission pursuant to the Securities Act as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule (“Rule 415”) or, if Rule 415 is not available for offers and sales of the Shares, by such other means of distribution of the Shares as the Investor may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3, or if the Company is ineligible to register the Shares on Form S-3, such other form available to register for resale the Shares as a secondary offering.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Transfer Agreement as of the Effective Date.

THE COMPANY:	PDS BIOTECHNOLOGY CORPORATION

	By:	/s/ Frank Bedu-Addo
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	Chief Executive Officer

INVESTOR:	Merck KGaA, Darmstadt, Germany

	By:	/s/ Matthias Mullenbeck
	Name:	Dr. Matthias Mullenbeck, MBA
	Title:	SVP, Head Global Business Development & Alliance Management

	By:	/s/ Jens Eckhardt
	Name:	Jens Eckhardt
	Title:	Authorized Representative